UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2013

OP-TECH ENVIRONMENTAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19761	91-1528142
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Adler Drive East Syracuse, NY	13057
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 315-437-2065

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June June 19, 2013, OP-TECH Environmental Services, Inc. (the “Company” or “OP-TECH”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with NRC Merger Sub, Inc. (the “Purchaser”) and NRC US Holding Company, LLC (the “Parent”), pursuant to which, among other things, the Purchaser will commence a cash tender offer for all of the outstanding shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), subject to the terms and conditions of the Merger Agreement.

Merger Agreement

Pursuant to the Merger Agreement, the Purchaser will commence a tender offer (the “Offer”) to acquire all of the outstanding shares of Common Stock at a price of $0.116 per share (the “Offer Price”), net to the selling stockholders in cash, without interest, subject to any applicable withholding taxes. Following the consummation of the Offer, subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, the Purchaser will be merged with and into the Company (the “Merger”), and the Company will become a wholly-owned subsidiary of the Parent. At the effective time of the Merger, each share of Common Stock not purchased in the Offer (other than shares held by the Company, the Purchaser, the Parent or any Company stockholders who perfect their statutory rights of appraisal under Delaware law) will be converted into the right to receive an amount in cash equal to the Offer Price.

The consummation of the Offer is subject to the satisfaction or waiver of certain conditions, including at least 90% of the outstanding shares of Common Stock on a fully diluted basis having been validly tendered pursuant to the Offer (the “Minimum Tender Condition”), and other customary conditions. Notwithstanding any other provision of the Merger Agreement, Parent or Purchaser may, in their sole discretion, determine the Minimum Tender Condition is satisfied if a majority, instead of 90%, of all shares of Common Stock on a fully diluted basis are validly tendered in accordance with the terms of the Offer immediately prior to the scheduled expiration of the Offer and not withdrawn. Pursuant to a Tender and Support Agreement (as further described below), dated June 19, 2013 (the “Tender and Support Agreement”), by and among Parent, Purchaser, the Company and certain stockholders of the Company, including certain of the officers and directors of the Company (such stockholders collectively, the “Tendering Stockholders”), the Tendering Stockholders have already agreed to tender all shares of Common Stock owned by them (including shares of Common Stock issuable upon conversion of any convertible notes held by such Tendering Stockholders) pursuant to the Offer. If the Tendering Stockholders tender all shares of Common Stock owned by them (including shares of Common Stock issuable upon conversion of any convertible notes held by such Tendering Stockholders), approximately 88.7% of the outstanding shares of Common Stock on a fully diluted basis would be tendered in the Offer.

Pursuant to the Merger Agreement, the Company has agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire the Company and has agreed to certain restrictions on its ability to respond to such proposals, subject to the fulfillment of the fiduciary duties of the Company’s board of directors.

The Merger Agreement includes customary termination provisions applicable to the Company, the Purchaser or the Parent. The Company will pay the Parent a termination fee of $150,000 plus Parent’s and the Purchaser’s expenses of up to $750,000, (A) if the Merger Agreement is terminated by the Company prior to the Purchaser’s acceptance of Shares pursuant to the Offer in connection with an acquisition agreement executed with a party other than the Parent or the Purchaser or (B) if the Merger Agreement is terminated pursuant to its terms in certain other circumstances.

In addition, subject to the terms of the Merger Agreement, the Company has granted the Purchaser and the Parent an irrevocable option (the “Top-Up Option”), exercisable after the Purchaser and the Parent acquire at least a majority of the outstanding shares of Common Stock pursuant to the Offer, to purchase from the Company, at a price per share equal to the Offer Price, that number of newly issued shares of Common Stock that is equal to one share more than the amount needed to give the Purchaser 90% of the outstanding shares of Common Stock. If the Parent or the Purchaser acquires at least 90% of the outstanding shares of Common Stock, including through the exercise of the Top-Up Option, the Merger is expected to be completed through the “short form” procedures under Delaware law.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Merger Agreement has been included to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about the Company. The Merger Agreement contains representations and warranties that the parties made to and solely for the benefit of each other. The assertions embodied in the representations and warranties in the Merger Agreement are qualified by information contained in the confidential disclosure letter that the Company delivered in connection with signing the Merger Agreement. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Merger Agreement and are modified in important part by the underlying disclosure letter. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Tender and Voting Agreement

In connection with the Merger Agreement, the Company and the Tendering Stockholders (who hold approximately 88.7% of the outstanding Common Stock on a fully diluted basis (assuming the conversion of all convertible notes and the exercise of warrants for the purchase of shares of Common Stock held by them)) entered into the Tender and Support Agreement. Under the Tender and Support Agreement, the Tendering Stockholders agreed to tender to the Purchaser all of their shares of Common Stock (including shares of Common Stock issuable upon conversion of any convertible notes held by such Tendering Stockholders) within 5 business days prior to the expiration of the Offer and, in the event a vote of the Company’s stockholders is called for, to vote any shares of Common Stock it holds (i) in favor of the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement and (ii) against any competing proposal to acquire the Company, any action that would reasonably be expected to result in the breach of any representation, warranty, agreement or obligation of the Company, any action that would reasonably be expected to impede or adversely affect the timely consummation of the Offer or the Merger or any change in the voting rights of any class of shares of the Company. A copy of the Tender and Support Agreement is filed as Exhibit 2.2.

The foregoing description of the Tender and Support Agreement does not purport to be complete and is qualified in its entirety by reference to the Tender and Support Agreement, a copy of which is filed as Exhibit 2.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Important Information

The tender offer for the outstanding shares of OP-TECH has not yet commenced. This Current Report on Form 8-K is not a recommendation, an offer to purchase or a solicitation of an offer to sell shares of OP-TECH. At the time the tender offer is commenced, the Purchaser and/or the Parent or one of their affiliates will file a tender offer statement on Schedule TO with the Securities and Exchange Commission (the “Commission), and OP-TECH will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer. Investors and OP-TECH stockholders are strongly advised to carefully read the tender offer statement (including the offer to purchase, the letter of transmittal and the related tender offer documents) and the related solicitation/recommendation statement when they become available, as they will contain important information, including the various terms of, and conditions to, the tender offer. Such materials, when prepared and ready for release, will be made available to OP-TECH’s stockholders at no expense to them. In addition, at such time OP-TECH stockholders will be able to obtain these documents for free from the Commission’s website at www.sec.gov.

Forward Looking Statements

Statements in this Current Report on Form 8-K other than historical data and information constitute forward-looking statements that involve risks and uncertainties. A number of factors could cause the Company’s actual results, performance, achievements or industry results to differ materially from the results, performance or achievements expressed or implied by such forward-looking statements, including, but not limited to the following: uncertainties as to the timing of the tender offer and the merger; uncertainties as to how many of OP-TECH’s stockholders will tender their shares in the tender offer; the risk that competing offers will be made and that OP-TECH will enter into an alternative transaction; the possibility that various closing conditions for the transaction may not be satisfied or waived, including regulatory approvals; and other risk factors discussed in OP-TECH’s Annual Report on Form 10-K, and such other filings that OP-TECH makes with the Commission from time to time. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements speak only as of the date hereof and OP-TECH undertakes no obligation to update such forward-looking statements in the future except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

2.1	Agreement and Plan of Merger, dated as of June 19, 2013, among Purchaser, Parent and the Company.*
2.2	Tender and Support Agreement, dated as of June 19, 2013, among the Company stockholders signatory thereto, Purchaser, Parent and the Company.

*	Certain of the appendices and exhibits to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally to the Securities and Exchange Commission copies of any omitted appendices and exhibits upon request therefore by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OP-TECH ENVIRONMENTAL SERVICES, INC.

/s/ Charles Morgan

Charles Morgan, Chief Executive Officer

Date: June 20, 2013

INDEX TO EXHIBITS

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of June 19, 2013, among Purchaser, Parent and the Company.*
2.2	Tender and Support Agreement, dated as of June 19, 2013, among the Company stockholders signatory thereto, Purchaser, Parent and the Company.
*

Certain of the appendices and exhibits to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally to the Securities and Exchange Commission copies of any omitted appendices and exhibits upon request therefore by the Securities and Exchange Commission.